Macquarie Infrastructure Company LLC
125 W. 55th Street
New York, NY 10019
USA
Media Release

MACQUARIE INFRASTRUCTURE COMPANY ANNOUNCES

CLOSING OF IMTT ACQUISITION
New York, NY — May 2, 2006 Macquarie Infrastructure Company LLC (“MIC”, “Company”) has completed its previously announced acquisition of 50% of the common stock of Loving Enterprises, Inc. (“Loving”). Loving is the ultimate parent of International-Matex Tank Terminals (“IMTT”). IMTT is the owner and operator of eight bulk liquid storage terminals in the U.S. and part owner of two terminals in Canada. IMTT is one of the largest companies in the bulk liquid storage terminal industry in the U.S., based on capacity.
The addition of IMTT to MIC’s U.S. businesses further strengthens and diversifies the Company’s sources of distributable cash. As a result of its investment in IMTT, MIC expects to receive a fixed dividend distribution of $7 million each quarter through the quarter ending December, 2007, and distributions based on IMTT’s cash flows thereafter.
The closing of IMTT, along with the expected closing of MIC’s pending acquisitions of The Gas Company (Hawaiian regulated utility) and Trajen Holdings, Inc. (an addition to MIC’s airport services business) is reflective of MIC’s market leading position as an owner/investor in infrastructure assets in the U.S.
“MIC’s proven ability to source and conclude attractive acquisitions and investments in the infrastructure space make MIC increasingly attractive to investors looking for exposure to the asset class, and to an investment supported by the strong, stable cash flows of infrastructure businesses”, said Peter Stokes, Chief Executive Officer of MIC. “IMTT is an excellent example of a high-quality, well-run infrastructure business and we’re pleased to have been able to acquire our interest in it.”
MIC purchased its interest in IMTT for $250 million. The purchase was funded with $75 million of available cash and $175 million of proceeds from a revolving acquisition facility of Macquarie Infrastructure Company Inc. (“MIC Inc.”). MIC Inc. is the holding company for MIC’s U.S. based businesses. In addition to the purchase price, MIC incurred approximately $7 million of transaction related costs that were funded with cash.
IMTT will use approximately $145 million of MIC’s investment to develop new bulk liquid storage terminal facilities and expand existing capacity. The additional cash flow from these investments is expected to be a part of IMTT’s results in the first quarter of 2008.
ABOUT MACQUARIE INFRASTRUCTURE COMPANY
Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses, which provide basic, everyday services to customers in the United States and other developed countries. Its businesses and investments consist of an airport services business, an airport parking business, a district energy business, a 50% interest in a bulk liquid storage terminal business, a 50% interest in the company that operates a toll road in England and investments in a regulated clean water utility in the UK and in a communications infrastructure investment vehicle listed on the Australian Stock Exchange.
FORWARD LOOKING STATEMENTS
This earnings release contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events

Macquarie Infrastructure Company LLC
or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance our debt, and implement our strategy, decisions made by persons who control our investments including the distribution of dividends, our regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.
Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
“Macquarie Group ” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates. MIC-G
FOR FURTHER INFORMATION, PLEASE CONTACT:

Investor enquiries	Media enquiries

Jay A. Davis	Alex Doughty
Investor Relations	Corporate Communications
Macquarie Infrastructure Company	Macquarie Infrastructure Company
(212) 231-1825	(212) 231-1710